UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 7, 2007

Date of Report (Date of earliest event reported)

NEXTMART, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26347	410985135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

NextMart Inc. Oriental Plaza Bldg. W3, Twelfth Floor 1 East Chang’an Avenue, Dongcheng District, Beijing, 100738 PRC
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 865-0901 x 322

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Current Report on Form 8-K (the “Form 8-K”) as filed by NextMart, Inc. (the “Company”) with the Securities and Exchange Commission on August 7, 2007 insufficiently disclosed the consideration details of a consulting agreement between the Company and Professional Offshore Opportunity Fund, Ltd. (“POOF”). The Form 8-K is amended and restated in its entirety as follows:

Item 1.01. Entry into a Material Definitive Agreement.

On August 7, 2007, the Company, entered into a consulting agreement (“the agreement”) with Professional Offshore Opportunity Fund, Ltd. (“POOF”), a New York based investment fund, to retain POOF’s advisory services for locating potential complementary opportunities for acquisition by the Company. The term of the agreement terminates on August 7, 2017.

The consideration of the transaction with POOF is 10,000,000 shares of Sun 3C Media (already renamed "CEC Unet Plc")(AIM:SCCC) common stock (the "Shares") currently held by the Company. These Shares carry an aggregate value of $2 million USD based on a per share price of $0.20 USD. The Shares are not in any way subject to rescission, repurchase, redemption, or cancellation in the event this Agreement is terminated for any reason.

A copy of the consulting contract between the Registrant and POOF is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTMART, INC.
(Registrant)

Date: October 12, 2007	By:	/s/ Ren Huiliang
Ren Huiliang, Chief Executive Officer